Exhibit 3.25

ARTICLES OF INCORPORATION

OF

BIOSCOPY, INC.

The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the “Act”), executes the following Articles of Incorporation.

ARTICLE I

Name

The name of the Corporation is Bioscopy, Inc.

ARTICLE II

Shares

Section 2.1. Number. The total number of shares which the Corporation is authorized to issue is one thousand (1000) shares.

Section 2.2. Classes. There shall be one (1) class of shares of the Corporation, which shall be designated as “Common Shares”.

Section 2.3. Relative Rights, Preferences, Limitations and Restrictions of Common Shares. All Common Shares shall have the same rights, preferences, limitations and restrictions.

Section 2.4. Voting Rights of Common Shares. Each holder of Common Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

ARTICLE III

Registered Office and Registered Agent

Section 3.1. Registered Office. The street address of the Corporation’s initial registered office is Airport Industrial Park, Warsaw, Indiana 46580.

Section 3.2. Registered Agent. The name of the Corporation’s initial registered agent at such registered office is Daniel P. Hann.

ARTICLE IV

Incorporator

The name and address of the incorporator of the Corporation are:

Name	Address
Daniel P. Hann	Airport Industrial Park Warsaw, Indiana 46580

ARTICLE V

Board of Directors

Section 5.1. Number. The total number of directors shall be that specified in or fixed in accordance with the bylaws. In the absence of a provision in the bylaws specifying the number of directors or setting forth the manner in which such number shall be fixed, the number of directors shall be three (3). The bylaws may provide for staggering the terms of directors by dividing the directors into two (2) or three (3) groups, as provided in the Act.

Section 5.2. Initial Board of Directors. The names and addresses of the initial directors of the Corporation are:

Name	Address
Dane A. Miller	Airport Industrial Park Warsaw, Indiana 46580

Charles E. Niemier	Airport Industrial Park Warsaw, Indiana 46580

Daniel P. Hann	Airport Industrial Park Warsaw, Indiana 46580

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ARTICLE VI

Indemnification

Section 6.1. Rights of Indemnification and Advancement of Expenses. The Corporation shall indemnify every director made a party to a proceeding because such individual is or was a director, as a matter of right, against all liability incurred by such individual in connection with the proceeding; provided that it is determined in the specific case that indemnification of such individual is permissible in the circumstances because such individual has met the standard of conduct for indemnification specified in the Act. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director in connection with any such proceeding in advance of final disposition thereof in accordance with the procedure and subject to the conditions specified in the Act. The Corporation shall indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the individual in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this Section. Upon demand by a director for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the director is entitled thereto in accordance with this Article and the procedures specified in the Act. Every individual who is or was an officer of the Corporation shall be indemnified, and shall be entitled to an advancement of expenses, to the same extent as if such individual is or was a director. The indemnification provided under the Article shall be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

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Section 6.2. Other Rights Not Affected. Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual. It is the intent of this Article to provide indemnification to the directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article. Therefore, indemnification shall be provided in accordance with the Article irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

Section 6.3. Definitions. For purposes of this Article:

(a) The term “director” means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee

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benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. The term “director” includes, unless the context requires otherwise, the estate or personnel representative of a director.

(b) The term “expenses” includes all direct and indirect costs (including without limitation counsel fees, retainers, court cost, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.

(c) The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(d) The term “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

(e) The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

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IN WITNESS WHEREOF, the undersigned incorporator designated in Article IV executes these Articles of Incorporation and hereby verifies subject to penalties of perjury that the facts contained herein are true.

Dated this 8th day of June, 1990.

/s/ Daniel P. Hann
Daniel P. Hann

This instrument was prepared by Daniel P. Hann, Attorney at Law, Airport Industrial Park, Warsaw, Indiana 46580.

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ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

BIOSCOPY, INC.

The above corporation (hereinafter referred to as the “Corporation”) existing pursuant to the State of Indiana Business Corporation Law, as amended, desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, sets forth the following facts:

ARTICLE 1

AMENDMENT

Section 1. The date of incorporation of the Corporation is June 21, 1990.

Section 2. The name of the Corporation following this amendment is Arthrotek, Inc.

Section 3. The exact text of Article I of the Articles of Incorporation is now as follows:

Name

The name of the Corporation is Arthrotek, Inc.

Section 4. The date of the adoption of the amendment is September 5, 1990.

ARTICLE II

MANNER OF ADOPTION AND VOTE

The sole shareholder of the Corporation entitled to vote in respect to the Articles of Amendment adopted the proposed amendment. The amendment was adopted by written consent executed on September 5, 1990, and signed by such sole shareholder.

IN WITNESS WHEREOF, the undersigned officer executes these Articles of Amendment of the Articles of Incorporation of the Corporation, and verifies subject to penalties of perjury that the facts contained herein are true, this 5th day of September, 1990.

BIOSCOPY, INC.

By:	/s/ Daniel P. Hann
Daniel P. Hann, Secretary

This instrument was prepared by Daniel P. Hann, Attorney at Law, Airport Industrial Park, P.O. Box 587, Warsaw, Indiana 46580.

CERTIFICATE OF ASSUMED BUSINESS NAME (All Entities) State Form 303 53 (R11/ 1-03) State Board of Accounts Approved 2002	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:

Use an 8 1/2” x 11” sheet of white paper for attachments.
Present original and one (1) copy to address in upper right corner of this form.
Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

FlLING FEES PER CERTIFICATE: For-Profit Corporation, Limited Liability Company, Limited Partnership $30.00 Not-For-Profit Corporation $26.00

1. Name of entity Arthrotek, Inc.	2. Date of incorporation / admission /organization June 21,1990

3. Address at which the entity will do business or have an office in Indiana. If no office in Indiana, then state current registered address (street address) 56 East Bell Drive

City, state and ZIP code Warsaw, IN 46582

4. Assumed business name(s) Biomet Sports Medicine

5. Principal office address of the entity (street address) 56 E. Bell Drive

City, State and ZIP code Warsaw, IN 46582

6. Signature of officer or other authorized party /s/ Dave A. Nolan Jr.	7. Printed name and title Dave Nolan, President

This instrument was prepared by:

	ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (R10 /1-03) Approved by State Board of Accounts, 1995	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis. IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:

Use 8 1/2” x 11” white paper for attachments

Present original and one copy to address in upper right hand corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-1-38-1 et seq. Filing Fee: $30.00

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF

Name of Corporation	Arthrotek, Inc.	Date of incorporation 6/21/1990

The undersigned officers of the above referenced Corporation (herein after referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒ Indiana Business Corporation law        ☐ Indiana Professional Corporation Act of 1983

as amended (herein after referred to as the ‘Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE l Amendment(s)

The exact text of Article(s) I____________________________________________________________________ of the Articles
of incorporation is now as follows: (NOTE: If amending the name of corporation, write Article“I” in space above and write The name of the Corporation is _____________” below.)

The name of the Corporation is Biomet Sports Medicine, Inc.

ARTICLE II

Date of each amendment’s adoption:

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☒ SECTiON 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☒        SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)

A.     Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.

Number of shares represented at the meeting.

Shares voted in favor.

Shares voted against
B. Unanimous written consent executed on December 22, 2006 and signed by all shareholders entitled to vote.
ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal. compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 18 day of December, 2006.

Signature of current officer or chairman of the board /s/ David A. Nolan Jr.	Printed name of officer or chairman of the board David A. Nolan
Signator’s title President

CERTIFICATE OF ASSUMED BUSINESS NAME (All Entries) State Form 30353 (R12 / 10-06) Approved by State Board of Accounts 2002	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:

Use an 8 1/2” x 11” sheet of white paper for attachments.

Present original and one (1) copy to address in upper right corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

FILING FEES PER CERTIFICATE: For-Profit Corporation, Limited Liability Company, Limited Partnership $30.00 Not-For-Profit Corporation $26.00

1. Name of entity Biomet Sports Medicine, Inc.	2. Date of incorporation I admission / organization June 21,1990

3. Address at which the entitly will do business or have an office in Indiana. If no office in Indiana, then state current registered address (street address)

    56 E. Bell Drive

City, state and ZIP code

    Warsaw, IN 46582 .

4. Assumed business name(s) Arthrotek, Inc.

5. Principal office address of the entity (street address) 56 E. Bell Drive

City, state and ZIP code Warsaw, IN 46582

6. Signature of officer or other authorized party /s/ David A. Nolan Jr.	7 . Printed name and title David A. Nolan, President

This instrument was prepared by: Gretchen G. Gibbs, Paralegal

ARTICLES OF ENTITY CONVERSION: Conversion of a corporation into a Limited Liability Company State Form 51575 (1-04) Approved by State Board of Accountants	TODD ROKITA SECRETARY OF STATE CORPORATE DIVISION 302 W. Washington Street, Rm. E018 Indianapolis, IN 46204 Telephone: (317)232-6676

INSTRUCTIONS:

Use 8  1/2” x 11” white paper for attachments

Present original and one copy to the address in upper right hand corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-1-18-3 FILING FEE: $30.00
ARTICLES OF CONVERSION OF Biomet Sports Medicine, Inc.
(hereinafter “Non-surviving Corporation”)
INTO Biomet Sports Medicine, LLC
(hereinafter “Surviving LLC”)
ARTICLE 1: PLAN OF ENTITY CONVERSION

a.      Please set forth the Plan of Conversion, containing such Information as required by Indiana Code 23-1-38.5-11 and Indiana Coda 23-1-38.5-12, attach herewith, and designate it as “Exhibit A.”

The following is basic information that must be included in the Plan of Entity Conversion: (please refer to Indiana Code 23-1-38.5-12 for a more, complete listing of requirements before submitting the plan).

•        A statement of the type of business entity that Surviving LLC will be and, if it will be a foreign non-corporation, its jurisdiction of organization;

•        The terms and conditions of the conversion;

•        The manner and basis of converting the shares of Non-surviving Corporation into the interests, securities, obligations, rights to acquire interests or other securities of Surviving LLC following its conversion; and

•        The full text, as in effect immediately after the consummation of the conversion, of the organic document (if any) of Surviving LLC.

•        If, as a result of the conversion, one or more shareholders of Non-surviving Corporation would be subject to owner liability for debts, obligations, or liabilities of any other person or entity, those shareholders must consent in writing to such liabilities in order for the Plan of Merger to be valid.

b.      Please read and sign the following statement.

I hereby confirm under penalty of perjury that the plan of conversion is in accordance with the Articles of Incorporation or bylaws of Non-surviving Corporation and is duly authorized by the shareholders of Non-surviving Corporation as required by the laws of the State of Indiana.

Signature /s/ Bradley J. Tandy Printed Name Bradley J. Tandy Title Secretary
ARTICLE II: NAME AND DATE OF INCORPORATION OF NON-SURVIVING CORPORATION
a. The name of Non-surviving Corporation Immediately before filing these Articles of Entity Conversion is the following: Biomet Sports Medicine, Inc.
b. The date on which Non-surviving Corporation was incorporated in the State of Indiana is the following: June 21,1990

ARTICLE III: NAME AND PRINCIPAL OFFICE OF SURVIVING LLC

a. The name of Surviving LLC is the following: Biomet Sports Medicine, LLC

•        (Please note pursuant to Indiana Code 23-18-2-8. this name must include the words “Limited Liability Company”, “L.L.C.”, or “LLC”).

•        (If Surviving LLC is a foreign LLC, then its name must add here to the laws of the state in which it is domiciled).

b.      The address of Surviving LLC’s Principal Office is the following:

Street Address 56 E. Bell Drive	City Warsaw	State Indiana	Zip Code 46581

ARTICLE IV: REGISTERED OFFICE AND AGENT OF SURVIVING LLC
Registered Agent: The name and street address of Surviving LLC’s Registered Agent and Registered Office for service of process are the following:
Name of Registered Agent Daniel P. Hann

Address of Registered Office (street or building)	City		Zip Code
56 E. Bell Drive	Warsaw	Indiana	46581

ARTICLE V - JURISDICTION OF SURVIVING LLC AND CHARTER SURRENDER OF NON-SURVIVING CORPORATION
Section1: JURISDICTION
Please state the jurisdiction in which Surviving LLC will be organized and governed. Indiana
Section 2: CHARTER SURRENDER (Please complete this section only if Surviving LLC is organized outside of Indiana).

If the jurisdiction stated above is not Indiana, please set forth the Articles of Charter Surrender for the Non-surviving Corporation and attach herewith as “Exhibit 8.”

Pursuant to Indiana Code 23-1-38.5-14. the Articles of Charter Surrender must include:

1.      The name of Non-surviving Corporation;

2.      A statement that the Articles of Charter Surrender are being filed in connection with the conversion of Non-surviving Corporation into an LLC that will be organized in a jurisdiction other than the Stale of Indiana;

3.      A signed statement under penalty of perjury that the conversion was duly approved by the shareholders of Non-surviving Corporation in a manner required by Indiana Law and consistent with the Articles of Incorporation or the bylaws of Non-surviving Corporation;

4.      The Jurisdiction under which the Surviving LLC will be organized; and

5.      The address of Surviving LLC’s executive office.

ARTICLE VI: DISSOLUTION OF SURVIVING LLC
Please indicate when dissolution will take place in Surviving LLC: ☐ The latest date upon which Surviving LLC is to dissolve is .OR
☑ Surviving LLC is perpetual until dissolution.
ARTICLE VII: MANAGEMENT OF SURVIVING LLC
Surviving LLC will be managed by: ☐ The members of Surviving LLC, OR ☑ A manager or managers

In Witness Whereof, the undersigned being an officer or other duly authorized representative of Non surviving Corporation executes these Articles of Entity Conversion and verifies, subject to penalties of perjury, that the statements contained herein are true, this 27th day of February, 2008.

Signature /s/ Bradley J. Tandy	Printed Name Bradley J. Tandy
Title Secretary

EXHIBIT A

PLAN OF ENTITY CONVERSION OF BIOMET SPORTS MEDICINE, INC.

WHEREAS, Biomet Sports Medicine, Inc., an Indiana corporation, desires to convert its business entity status from a corporation to a limited liability company and hereby agrees as follows:

1.	The name of the business entity prior to the conversion is: Biomet Sports Medicine, Inc. (“Biomet”) and is a corporation duly organized under the laws of the State of Indiana on June 21,1990.

2.

The name of the business entity after the conversion shall be Biomet Sports Medicine, LLC and will be a limited liability company duly organized under the laws of the State of Indiana (the “Converted Entity”).

3.	The conversion shall become effective on February 29, 2008 (the “Effective Date”).

4.	On the Effective Date, the Articles of Incorporation and Bylaws of Biomet shall cease to exist. The Articles of Organization and the Limited Liability Company Agreement of the Converted Entity shall govern according to the applicable laws of the State of Indiana.

5.	The persons who are members of the Board of Directors and officers of Biomet immediately prior to the Effective Date shall, after the Effective Date, be the members of the Board of Managers and officers of the Converted Entity.

6.	On the Effective Date, by virtue of the conversion and without any action on the part of the holder of Biomet’s common stock, each share of common stock of Biomet which is held immediately prior to the Effective Date by Biomet, Inc., shall be converted and reclassified into one unit of the Converted Entity.

7.	On and after the Effective Date, for all purposes of the laws of Indiana, the Converted Entity shall be considered (i) to be an Indiana limited liability company, (ii) to be the same entity, without interruption, as Biomet prior to the Effective Date and (iii) to have been formed on June 21, 1990, the date that Biomet was originally incorporated.

8.	On and after the Effective Date, the Converted Entity shall possess all the assets of every description, and every interest in the assets, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of Biomet and all obligations belonging to or due to Biomet, all of which vested in the Converted Entity without further act or deed. The Converted Entity shall be liable for all the obligations of Biomet; any claim existing, or action or proceeding pending, by or against Biomet may be prosecuted to judgment, with right of appeal, as if the Conversion had not taken place; or the Converted Entity may be substituted in its place; and all the rights of creditors of Biomet shall be preserved unimpaired.